UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): August 21, 2013

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	May ‘13	June ‘13	July ‘13
Process Management	+5 to +10	+10 to +15	+10
Industrial Automation	-10 to -5	-5	-5 to 0
Network Power	-5	-5 to 0	-5 to 0
Climate Technologies	-5 to 0	0 to +5	0 to +5
Commercial & Residential Solutions	+5	0 to +5	0 to +5
Total Emerson	-5 to 0	0 to +5	0 to +5

July 2013 Orders Comments

Trailing three-month orders growth remained steady, increasing at a rate consistent with the prior month, suggesting continued modest improvement in global business investment. Process Management remained the primary growth driver, with Climate Technologies and Commercial & Residential Solutions also reporting increases. Industrial Automation improved but remained negative, while Network Power continued to decline modestly. Currency translation added 1 percentage point.

Process Management underlying orders remained solid, as investment in oil and gas, power, and chemical end markets continued to drive growth. Europe, Latin America, and Middle East/Africa reported strong increases, along with slight growth in North America. Asia declined slightly, as softer demand in Australia and India offset robust investment in China. Currency translation added 4 percentage points, primarily due to favorable backlog revaluation.

Industrial Automation orders were slightly negative but have an improving trend, reflecting favorable prior year comparisons and increased demand for short-cycle industrial goods. The power generating alternators business remained weakest, particularly in Europe, but was partially offset by solid growth in the electrical drives business. Currency translation added 2 percentage points.

Network Power orders decreased modestly, with mixed trends among businesses. The network power systems business declined slightly, reflecting soft demand globally for data center and telecommunications infrastructure, with growth in Asia and Europe more than offset by weakness in the U.S. and Latin America. The embedded computing and power business remained negative.

Climate Technologies orders grew modestly, led by continued improvement in the refrigeration business and strengthening trends in Asia. Slight growth in the air conditioning business was tempered by mild weather. Market conditions remained slow in Europe.

Commercial & Residential Solutions orders increased moderately, supported by continued investment in U.S. residential end markets. Growth was led by the professional tools and food waste disposers businesses.

Upcoming Investor Events

On Tuesday, September 10, 2013, Emerson President and Chief Operating Officer Edward L. Monser will present at the Vertical Research Partners Industrials Conference in Westbrook, Connecticut, at 8:45 a.m. ET. The presentation will be posted on Emerson's website at www.Emerson.com/financial and remain available for approximately three months after the event.

On Tuesday, September 17, 2013, Emerson Chairman and Chief Executive Officer David N. Farr will present at the Citi Industrials Conference in Boston, Massachusetts, at 9:30 a.m. ET. The presentation will be posted on Emerson's website at www.Emerson.com/financial and remain available for approximately three months after the event.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	August 21, 2013	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary